Exhibit 99.1

For Immediate Release:  May 13, 2008

Contact:  Jason A. Jenne

(901) 746-2005

True Temper Sports, Inc.

Announces 2008 First Quarter Results

Results of Operations

Memphis, Tennessee…..May 13, 2008…..Today, True Temper Sports, Inc. (“True Temper” or the “Company”) announced its 2008 first quarter results of operations.  Net sales for the first quarter increased 21.1%, to $35.8 million from the $29.6 million recorded during the first quarter of 2007.  Adjusted EBITDA (defined below) for the first quarter increased 34.8%, to $9.6 million from $7.1 million in the first quarter of 2007.  The Company’s net loss for the quarter narrowed to a net loss of $1.6 million from a net loss of $3.1 million in the first quarter of 2007.

In his comments about the Company’s performance, Scott Hennessy, President and CEO said, “We are certainly pleased with this very strong start to 2008.  The revenue momentum that we built during the second half of 2007 has clearly carried over into the current year, as our first quarter sales were up 21.1% versus the same quarter last year.  During the quarter we experienced growth across all of our product categories, with particular strength in our core steel golf shaft business as we supported robust sell-in to the retail channel of exciting new iron and putter launches from our key OEM partners.  In addition, our performance sports business continued to deliver dramatic year-over-year growth, up nearly 90% versus the first quarter of 2007.  The launch of several new hockey products during this year’s first quarter provided a substantial portion of this continued momentum for our overall diversification strategy into a broader base of sporting goods.  All of these positive factors helped to contribute to the largest revenue quarter ever achieved in our Company’s history.”

Mr. Hennessy continued, “The strength on our top line is now clearly reading through to significant improvements in our gross profit and EBITDA results.  During the first quarter we increased our gross profit percentage to 34.9% from 33.9% achieved during the first quarter of 2007.  Overall EBITDA rose to $9.6 million, up 34.8% from the prior year level.  This improvement was fueled in part by the strength on the revenue line, and the corresponding leverage on our fixed cost infrastructure.  More importantly, though, it was driven by the key cost and productivity initiatives implemented during the later part of 2007 and early 2008.  While we have not yet fully reached our operational goals for gross profit levels, we are very encouraged by the progress achieved during the first quarter.”

Outlook

Commenting about the Company’s outlook for the future, Mr. Hennessy said, “On the golf side of our business, we are encouraged by the strong retail sell-in that has taken place over the past few months.  There are a number of compelling new golf club launches now available in the market, and we are optimistic that these will be well received by the golf consumer.  At this point in the season, however, it remains unclear how strong the retail sell-through will be for these products and the golf industry overall.  While golf has enjoyed a good measure of insulation from the effects of general economic slowdowns in the past, it will apparently be tested again in 2008, as the US economy continues to be challenged.  On balance, we remain cautiously optimistic about our golf business for the remainder of the year.  In our performance sports category, we continue to see and anticipate significant double digit revenue improvements for the foreseeable future.  Our own new product innovations, along with the strengthening customer relationships we have developed in these non-golf markets, provide a solid platform for continued growth.  When we consider our overall business in total, we remain confident that, on a full year basis, 2008 will represent a new sales record for True Temper Sports.  (In the near term, we expect our top line sales growth to moderate somewhat in comparison to the second quarter of 2007, as last year’s quarter marked the strongest revenue of any second quarter in over five years.)”

Mr. Hennessy continued, “From a cost and profitability perspective, we are confident that the improvements delivered during the past six months should continue throughout 2008.  Although we are carefully monitoring the recent surge in steel prices, current commodity costs remain generally under control, and the continued operational improvements in our Mississippi manufacturing plant should ensure that we are able to deliver year-over-year growth in our gross margins for the remainder of the year.  We maintain very tight controls over SG&A spending, and we anticipate continuing the double digit percentage improvements to Adjusted EBITDA during the second quarter and beyond.”

Conference Call

True Temper management is scheduled to discuss the Company’s operating performance in a conference call on Tuesday, May 13, 2008 at 3:00pm Eastern Time.  Interested parties may participate by calling 888-577-8994 or 517-308-9015 just prior to the start time.  Callers should request the “True Temper Earnings Call,” with the passcode “True Temper.”  A replay of the conference call will be available from approximately 7:00pm Eastern Time on May 13, 2008 until 11:59pm Eastern Time on May 27, 2008.  The replay may be accessed by calling 800-947-6309 or 402-220-3486.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by the Company.  This document, including but not limited to comments under the “Outlook” section of this document, contains forward-looking statements.  All statements which address future operating or financial performance, events or developments that we expect, plan, believe, hope, wish, forecast, predict, intend, or anticipate will occur in the future, and other similar meanings or phrases, are forward-looking statements within the meaning of the Act.

The forward-looking statements are based on management’s current views and assumptions regarding future events and future operating or financial performance.  However, there are many risk factors, including but not limited to, the Company’s substantial leverage, the Company’s ability to service its debt, the general state of the economy, the Company’s ability to execute its plans, fluctuations in the availability and price of energy, fluctuations in the availability and price of raw materials, potentially significant increases to employee health and welfare costs, competitive factors, and other risks that could cause the actual results to differ materially from estimates or predictions contained in the Company’s forward-looking statements.  Additional information concerning the Company’s risk factors is contained from time to time in the Company’s public filings with the Securities and Exchange Commission, and recently in item 1A, Risk Factors, in our 2007 Annual Report on Form 10-K.

The Company’s views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement.  The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.

Definitions

EBITDA and Adjusted EBITDA are non-GAAP measurements we believe gauge our liquidity and operating performance.   The Company’s definitions and calculations of EBITDA and Adjusted EBITDA are outlined in the attached schedules.

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands)

	Quarter Ended
	March 30,	April 1,
	2008	2007

NET SALES	$35,827	$29,579
Cost of sales	23,329	19,562
GROSS PROFIT	12,498	10,017

Selling, general and administrative expenses	3,867	3,977
Amortization of intangible assets	3,734	3,736
Business development, start-up and transition costs	254	372
Loss on early extinguishment of long-term debt	—	755
OPERATING INCOME	4,643	1,177

Interest expense, net	6,168	6,005
Other expenses, net	43	13
LOSS BEFORE INCOME TAXES	(1,568)	(4,841)

Income tax expense (benefit)	31	(1,780)
NET LOSS	$(1,599)	$(3,061)

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	March 30,	December 31,
	2008	2007

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,766	$4,722
Receivables, net	24,272	21,185
Inventories	29,508	28,418
Deferred tax assets	1,383	1,242
Prepaid expenses and other current assets	2,019	1,803
Total current assets	60,948	57,370

Property, plant and equipment, net	18,515	18,902
Goodwill	156,023	156,070
Intangible assets, net	115,677	119,396
Other assets	7,716	8,112
Total assets	$358,879	$359,850

LIABILITIES & STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$5,987	$987
Accounts payable	10,560	7,979
Accrued expenses and other current liabilities	10,108	12,052
Total current liabilities	26,655	21,018

Deferred tax liabilities	10,280	10,139
Long-term debt, net of current portion	254,733	259,733
Other liabilities	11,117	10,959
Total liabilities	302,785	301,849

STOCKHOLDER’S EQUITY
Common stock — par value $0.01 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	118,173	118,648
Accumulated deficit	(56,767)	(55,168)
Accumulated other comprehensive loss, net of taxes	(5,312)	(5,479)
Total stockholder’s equity	56,094	58,001
Commitments and contingent liabilities	—	—
Total liabilities and stockholder’s equity	$358,879	$359,850

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Quarter Ended
	March 30,	April 1,
	2008	2007

OPERATING ACTIVITIES
Net loss	$(1,599)	$(3,061)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	846	698
Amortization of deferred financing costs	461	300
Amortization of intangible assets	3,734	3,736
Loss on disposal of property, plant and equipment	13	8
Loss on early extinguishment of long-term debt	—	755
Deferred income taxes	—	(1,847)
Changes in operating assets and liabilities, net	(3,435)	(7,785)
Net cash provided by (used in) operating activities	20	(7,196)

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(440)	(922)
Acquisition of business	—	(9,238)
Other investing activity	—	(31)
Net cash used in investing activities	(440)	(10,191)

FINANCING ACTIVITIES
Proceeds from issuance of bank debt	—	45,000
Principal payments on bank debt	—	(24,686)
Payment of debt issuance costs	—	(2,138)
Distribution to TTC	(475)	—
Other financing activity	(61)	(56)
Net cash (used in) provided by financing activities	(536)	18,120

Net increase (decrease) in cash and cash equivalents	(956)	733
Cash and cash equivalents at beginning of period	4,722	3,055
Cash and cash equivalents at end of period	$3,766	$3,788

EBITDA and Adjusted EBITDA Defined

EBITDA represents operating income or loss plus depreciation and amortization of intangible assets.  Adjusted EBITDA represents EBITDA plus business development, start-up and transition costs (excluding depreciation which is included in the add-back to arrive at EBITDA), impairment charges on long lived assets, loss on early extinguishment of long-term debt, severance related to the elimination of certain operations position including the position of Chief Operating Officer (“COO”), initial Sarbanes-Oxley compliance costs, and management service fees.  Not all adjustments described are applicable to the periods identified in the tables below.

EBITDA and Adjusted EBITDA for the periods indicated are calculated as follows:

	Quarter Ended
	March 30,	April 1,
	2008	2007

Operating income	$4,643	$1,177
Plus:
Depreciation	846	698
Amortization of intangible assets	3,734	3,736
EBITDA	9,223	5,611
Plus:
Business development, start-up and transition costs	160	372
Loss on early extinguishment of long-term debt	—	755
Severance related to elimination of COO position	—	240
Sarbanes-Oxley initial compliance costs	70	—
Management services fee	125	125
Adjusted EBITDA	$9,578	$7,103

EBITDA and Adjusted EBITDA reconciled to net cash provided by operating activities

EBITDA and Adjusted EBITDA are presented because they are widely accepted financial indicators used by certain investors and analysts as a measure of the Company’s liquidity and an indicator of the Company’s operating performance.  EBITDA and Adjusted EBITDA are not intended to represent cash flows for the period, nor have they been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as substitutes for measures of liquidity or operating performance prepared in accordance with GAAP.

Following is a reconciliation of Adjusted EBITDA to net cash provided by operating activities for the periods indicated:

	Quarter Ended
	March 30,	April 1,
	2008	2007

Adjusted EBITDA	$9,578	$7,103
Cash interest payments	(8,516)	(7,076)
Cash income tax payments	(120)	(78)
Business development, start-up and transition costs	(160)	(372)
Severance related to elimination of COO position	—	(240)
Sarbanes-Oxley initial compliance costs	(70)	—
Management services fee	(125)	(125)
Changes in working capital requirements and other	(567)	(6,408)

Net cash provided by (used in) operating activities	$20	$(7,196)